CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" and "Experts" in the Proxy Statement of Pioneer Small Company Fund and Prospectus for Class A, Class B, Class C and Class R shares of Pioneer Small Cap Value Fund ("Combined Proxy Statement and Prospectus"), and to the incorporation by reference of our report dated January 7, 2005 on the financial statements and financial highlights of Pioneer Small Cap Value Fund as of November 30, 2004, in the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Small Cap Value Fund. We further consent to the reference to us under the heading "Representations and Warranties" (paragraphs 4.1(f) and 4.2(h)) in the Agreement and Plan of Reorganization included as Exhibit A to the Combined Proxy Statement and Prospectus.

We also consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Pioneer Small Cap Value Fund's Class A, Class B, Class C, Class Y, Class R, and Investor Class shares Statement of Additional Information and in the Pioneer Small Company Fund's Class A, Class B, Class C and Class R shares Statement of Additional Information; and to the incorporation by reference of our reports, dated January 7, 2005 and December 10, 2004, respectively, on each of the financial statements and financial highlights for the years ended November 30, 2004 and October 31, 2004 of Pioneer Small Cap Value Fund and Pioneer Small Company Fund, respectively, included in the Annual Reports to the Shareowners, in Post-Effective Amendment No. 19 to Pioneer Small Cap Value Fund Registration Statement (Form N-1A, No. 333-18639), as filed with the Securities and Exchange Commission on March 28, 2005 (Accession No. 0001016964-05-000114), and in Post-Effective Amendment No. 15 to Pioneer Small Company Fund Registration Statement (Form N-1A, No. 333-61869), as filed with the Securities and Exchange Commission on February 25, 2005 (Accession No. 0001016964-05-000075), which are all incorporated by reference into the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Small Cap Value Fund.


/s/ ERNST & YOUNG LLP

Boston, Massachusetts
October 18, 2005